UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date Of Report  (Date Of Earliest Event Reported):  October 27, 2004

ADC TELECOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota 55344

(Address of principal executive offices, including zip code)

(952) 938-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

As part of the previously disclosed and continuing efforts of ADC Telecommunications, Inc. to reduce operating costs and further integrate the operations of the recently acquired KRONE Group of Companies, we have taken additional steps in several areas during the fourth quarter to reduce our workforce.  These actions impact approximately 80 employees and will result in pre-tax charges in the fourth quarter totaling approximately $5.0 million for severance benefits, all of which will involve cash expenditures.  These actions impact both our Broadband Infrastructure and Access segment and our Integrated Solutions segment, as well as various corporate functions.  We anticipate that these severance benefits will be paid beginning in the fourth quarter of 2004 through the remainder of 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC.
(Registrant)

Date: October 27, 2004	By:	/s/ Gokul V. Hemmady
Gokul V. Hemmady
Vice President and Chief Financial Officer